UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2010
optionsXpress Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32419	20-1444525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 W. Monroe, Suite 1000, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 630-3300
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On November 22, 2010, optionsXpress Holdings, Inc. (“optionsXpress” or the “Company”) entered into a Credit Agreement (the “Credit Agreement”), among optionsXpress, certain wholly owned domestic subsidiaries of optionsXpress, Bank of America, N.A., as Administrative Agent and the other lenders party thereto. The Credit Agreement provides for a $120 million senior secured term loan guaranteed by certain wholly owned domestic subsidiaries of optionsXpress and secured, subject to certain exceptions, by a first priority perfected security interest in the equity interests of certain of optionsXpress’ subsidiaries. The loan is available to be drawn until December 22, 2010 and scheduled to mature on November 22, 2014.
optionsXpress is required to repay the outstanding principal of the loan in quarterly installments over the life of the loan and may voluntarily prepay additional outstanding amounts without penalty or premium other than customary “breakage” and redeployment costs with respect to LIBOR loans at any time. Interest on the Credit Agreement is based on the Prime Rate or LIBOR, at the Company’s option, plus an applicable margin, which is determined according to a pricing grid under which the interest rate decreases or increases based on our consolidated leverage ratio. Interest is payable in quarterly installments or at the end of the applicable LIBOR interest period.
The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, the payment of dividends and other distributions, investments, capital expenditures, dispositions of assets, mergers and acquisitions, liens and negative pledges, changes in nature of business and other organizational matters and transactions with affiliates. The Credit Agreement requires optionsXpress to maintain a maximum consolidated leverage ratio, minimum cash interest coverage ratio, and minimum excess net capital at our subsidiary, optionsXpress, Inc.
Events of default, which will be subject to customary grace periods and exceptions, where appropriate, are defined in the Credit Agreement, and include but are not limited to: non-payment of principal, interest, fees or other amounts; violation of covenants; material inaccuracy of representations and warranties; cross-default to other material agreements and indebtedness; bankruptcy and other insolvency events; material judgments; certain ERISA events; invalidity of loan documents and certain changes of control.
A copy of the Credit Agreement is furnished as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information provided in Item 1.01 of this Form 8-K concerning the Credit Agreement is hereby incorporated into this Item 2.03.
Item 8.01. Other Events.
On November 29, 2010, optionsXpress announced that its Board of Directors authorized and declared a special dividend of $4.50 per outstanding share of common stock. The special dividend will be paid on December 27, 2010 to shareholders of record as of December 13, 2010. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
99.1 News Release issued by the Registrant on November 29, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

optionsXpress Holdings, Inc.
Date: November 29, 2010
	By:	/s/ Adam J. DeWitt
		Name:	Adam J. DeWitt
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement dated November 22, 2010

99.1	News Release issued by the Registrant on November 29, 2010